EXHIBIT 99.1

DYNAMIC LEISURE CORPORATION APPOINTS DISTINGUISHED ENTREPRENEUR AND FINANCIAL EXPERT BEN J. DYER TO BOARD OF DIRECTORS

TAMPA, Fla., (PR Newswire): December 4, 2006: Dynamic Leisure Corporation, (OTCBB: DYLI), an online travel package technology company and travel wholesaler, is pleased to announce that it has appointed Ben J. Dyer, a technology entrepreneur, venture capitalist, and investment banker with over 35 years of experience, as a member of its Board of Directors. Mr. Dyer is further distinguished as a founder of Peachtree Software, Inc., one of the leading PC software companies during his tenure from 1977 to 1983.

“Mr. Dyer’s significant experience in the financial and technology industries make him exceptionally qualified to support the challenges of achieving our goal to bring Dynamic Leisure to the forefront of the global travel and technology arena,” said Dan Brandano, CEO, Dynamic Leisure Corporation. “Mr. Dyer has a proven track record in identifying emerging growth opportunities from which to build significant company branding, commercial product lines and impressive revenues. Our team is confident that he will be a strong contributor and an integral partner within Dynamic Leisure’s organization, as well as, instrumental in reaching our company-wide goals.”

Mr. Dyer commented, “Dynamic Leisure represents a breakthrough player in the online leisure travel technology sector. The Company has the proprietary software, management team, and preferred supplier relationships to take advantage of new opportunities in the sector. I am excited to participate in helping to build the Dynamic Leisure brand and establishing its worldwide presence.”

Among Mr. Dyer’s distinctions and associations, he is presently General Partner of Cordova Intellimedia Ventures, a $41 million seed capital fund that actively manages nine investments. He also serves as President of Jackson Capital, LLC, which provides corporate finance services to early-stage and mid-market companies and is a General Partner in a related entity, Southeast Ventures, a co-investment growth fund. He is also President of Innovations Publishing, LLC, a research firm that catalogs and follows emerging privately held ventures in the Southeast. Mr. Dyer is on the board of TeamStaff (Nasdaq: TSTF), one of the nation’s leading providers of healthcare staffing, where he chairs the audit committee. His honors include being inducted into Georgia’s Technology Hall of Fame.

Mr. Dyer holds an MBA in Finance from Georgia State with highest honors and received his undergraduate degree in Industrial Engineering from Georgia Tech also with highest honors. For more information about Mr. Dyer, visit http://www.cordovaventures.com

About Dynamic Leisure Corporation

Dynamic Leisure Corporation (OTCBB: DYLI), headquartered in Tampa, Florida with offices in New York City and London, England, is an online international travel package technology company and travel wholesaler. Using its dynamic packaging capabilities, the Company provides competitively priced worldwide vacation travel packages directly to the consumer, travel agencies and other travel resellers. Users can create custom travel packages to meet their specific needs. Featured destinations include the Caribbean, Mexico, Europe and leisure U.S. Destinations, such as Florida, California and Las Vegas.

For more information about Dynamic Leisure Corporation contact, Jens Dalsgaard, Redwood Consultants, LLC – 415-884-0348, Email: investorinfo@redwoodconsultants.com, http://www.RedwoodConsultants.com.

Forward-looking statement: This press release contains forward-looking statements that are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company’s business generally is included in “Risk Factors” in the Company’s most recent public filings with the Securities and Exchange Commission, which may be reviewed at www.sec.gov.

CONTACT:

Investor Contact: Jens Dalsgaard, Redwood Consultants, LLC –

415-884-0348, Email: investorinfo@redwoodconsultants.com, http://www.RedwoodConsultants.com